EXHIBIT 9.0


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                              AVATAR SYSTEMS, INC.
                             SHAREHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AGREEMENT (the "Agreement") dated and effective as of the 10th day of July, 2000, is made by and between AVATAR SYSTEMS, INC., a Texas corporation (the "Company"), whose principal office address is 5728 LBJ Freeway, Suite 270, Dallas, Texas 75240, CYBERTEC HOLDINGS, PLC, a Public Limited Company incorporated under the Companies Act 1985 in England and Wales, whose registered office is at Winchester House, Deane Gate Avenue, Taunton TA1 2UH, UK ("Cybertec"), ROBERT C. SHREVE, JR., an individual resident of the State of Texas ("Shreve"), TIM ALLEN, an individual resident of the State of Texas ("T. Allen"), GREGG ALLEN, an individual resident of the State of Texas ("G. Allen"), STEPHEN A. KOMLOSY, an individual resident of England ("Komlosy"), and MERCHANT CAPITAL HOLDINGS, LTD., a British Virgin Islands corporation whose address is Trident Chambers, Wickhams Cay, P.O. Box 146, Road Town, Tortola BVI ("MCH"). For purposes of this Agreement, Cybertec, MCH and Komlosy shall be referred to individually as an "Investor" and collectively as the "Investors," and Shreve, T. Allen and G. Allen shall be referred to individually as a "Stockholder" and collectively, as the "Stockholders."

         The Company and Cybertec are parties to the Stock Purchase Agreement of even date herewith (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the parties hereto received Warrants from the Company to purchase shares of the Company's Common Stock. The parties desire to enter into this Agreement to provide for the rights of first refusal and co-sale rights contained herein and to provide for certain restrictions on Transfer of the Stock (as defined in Section 9.11(b)) of the Company and voting agreements between the parties to this Agreement. Unless otherwise defined, capitalized terms in this Agreement shall have the same meaning as in the Purchase Agreement.

         INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual agreements stated below and in the Purchase Agreement, the parties hereby agree as follows:

         1.       Right of First Refusal.

                  1.1  Grant.  The  Company  is hereby  granted a right of first refusal with respect to any proposed transfer of Stock of the Company by a Stockholder or Investor in the following order of priority: The Company shall have the first right to purchase any Stock proposed to be Transferred to a third party by a Stockholder or Investor ("Selling Shareholder"). In the event the Company elects not to exercise its first refusal rights with respect to all or any portion of such proposed Transfer, then the Company agrees to waive such rights with respect to such portion in favor of the other Investors' and Stockholders' first refusal and co-sale rights under this Agreement.


SHAREHOLDERS' AGREEMENT - Page 1

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                  1.2  Notice of  Intended  Disposition.  In the event a Selling
         Shareholder desires to accept a bona fide third-party offer for the Transfer of any or all of his Stock (the shares subject to such offer to be hereafter called the "Selling Shareholder's Target Shares"), the Selling Shareholder shall promptly deliver to the Company written notice of the intended disposition ("Selling Shareholder's Disposition Notice") and the basic terms and conditions thereof, including the identity of the proposed purchaser.

                  1.3 Exercise of Right by Company.

                           (a) The  Company  shall,  for a period of thirty (30)
                  days following receipt of the Selling Shareholder's Disposition Notice, have the right to purchase all, or a portion of, Selling Shareholder's Target Shares upon substantially the same terms and conditions specified in the Selling Shareholder's Disposition Notice, subject to the following conditions: Such right shall be exercisable by written notice (the "Company's Exercise Notice") delivered to the Selling Shareholder and the other Investors and Stockholders prior to the expiration of the thirty (30) day exercise period. The Selling Shareholder shall not participate in the Company's decision whether or not to purchase such Selling Shareholder's Target Shares. If such right is exercised with respect to all the Selling Shareholder's Target Shares specified in the Selling Shareholder's Disposition Notice, then the Company shall effect the purchase of such Selling Shareholder's Target Shares, including payment of the purchase price, not more than ten (10) business days after the delivery of the Company's Exercise Notice; and at such time the Selling Shareholder shall deliver to the Company the certificates representing the Selling Shareholder's Target Shares to be purchased, each certificate to be properly endorsed for Transfer. If such right is exercised with respect to only a portion of the Selling Shareholder's Target Shares specified in the Selling Shareholder's Disposition Notice, then this right to purchase shall be contingent upon the other Investors' and Stockholders' election to purchase the remaining balance of the Selling Shareholder's Target Shares. The Company shall notify the other Investors and Stockholders of its intent to purchase only a portion of the Selling Shareholder's Target Shares within the thirty (30) day exercise period specified above. The Company's purchase of such Selling Shareholder's Target Shares shall be consummated, if at all, at the time the other Investors' and Stockholders' exercise of their purchase rights in accordance with Section
                  1.5 herein. In the event the other Investors and Stockholders do not elect to purchase the remaining Selling Shareholder's Target Shares, the Company, other Investors and Stockholders shall be deemed to have waived their right of first refusal for purchase of the remaining Selling Shareholder's Target Shares; provided, the Selling Shareholder's Target Shares are transferred in accordance with the provisions of Section 1.6 herein.

SHAREHOLDERS' AGREEMENT - Page 2

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                           (b)  Should  the  purchase  price  specified  in  the
                  Selling   Shareholder's   Disposition  Notice  be  payable  in
                  property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Selling Shareholder and the Company cannot agree on such cash value within ten (10) days after the Company's receipt of the Selling Shareholder's Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Selling Shareholder and the Company or, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Selling Shareholder's Disposition Notice, each shall select an appraiser of recognized standing and if the two appraisals result in valuations within 10% of each other, the average value shall be used. In the event the two appraisals differ by more than 10% of each other, the two appraisers shall jointly designate a third appraiser whose valuation shall be averaged with the next closest valuation to determine the cash value. The cost of such appraisal(s) shall be shared equally by the Selling Shareholder and the Company. The closing shall then be held on the later of (i) the fifth business day following the delivery of the Company's Exercise Notice, or (ii) the fifth business day after such cash valuation shall have been made.

                  1.4 Non-Exercise of Right. In the event the Company's Exercise Notice is not given by the Company to the Selling Shareholder and the other Investors and Stockholders within thirty (30) days following the date of the Company's receipt of the Shareholder's Disposition Notice, the Company shall be deemed to have waived its right of first refusal; provided, the Selling Shareholder's Target Shares are transferred in accordance with the provisions of Section 1.6 herein.

                  1.5 Exercise of Right by Investors and Stockholders. Subject to the rights of the Company, the other Investors and Stockholders shall, for a period (the "Exercise Period") of the shorter of (i) sixty
         (60) days from receipt of the Selling Shareholder's Disposition Notice or (ii) thirty (30) days from receipt of written notice of Company's election either to waive its right of first refusal or to purchase only a portion of the Selling Shareholder's Target Shares, whichever is shorter, have the right to purchase the Selling Shareholder's Target Shares not covered by the Company's Exercise Notice, upon substantially the same terms and conditions specified in the Selling Shareholder's Disposition Notice, subject to the following conditions. Such right shall be exercisable by written notice (the "Exercise Notice")
         delivered to the Selling Shareholder and the Company prior to the expiration of the Exercise Period, and the other Investors and Stockholders shall effect the purchase of such Selling Shareholder's Target Shares, including payment of the purchase price, not more than five (5) business days after the delivery of the Exercise Notice; and at such time the Selling Shareholder shall deliver to the purchasing Investors and Stockholders the certificates representing the Selling Shareholder's Target Shares to be purchased, each certificate to be properly endorsed for transfer.

                  1.6 Non-Exercise of Right. Subject to any applicable co-sale rights of the Investors described in Section 2 below, if the Company and the Investors and Stockholders do not exercise their respective rights and purchase the Selling Shareholder's Target Shares, as provided above, the Selling Shareholder shall have a period of thirty
         (30) days thereafter in which to sell or otherwise dispose of the Selling Shareholder's Target Shares to the third-party transferee identified in the Selling Shareholder's Disposition Notice upon terms and conditions (including the purchase price) no more favorable to the third-party transferee than those specified in the Selling Shareholder's Disposition Notice. The third-party transferee shall acquire the Selling Shareholder's Target Shares subject to this Agreement. In the event the Selling Shareholder does not notify the other Investors and Stockholders or consummate the sale or disposition of the Selling Shareholder's Target Shares within the respective periods described above, the Company's, other Investors' and Stockholders' first refusal rights shall continue to be applicable to any subsequent disposition of the Selling Shareholder's Target Shares by the Selling Shareholder until such right lapses in accordance with
         Section 9.1 hereof.

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                  1.7 Allocation  Among Purchasing  Investors and  Stockholders.
         The right of first refusal granted hereunder to the Investors and Stockholders shall be allocated among such parties pro rata based on their respective aggregate holdings of the Stock (which includes such shares of common stock to be issued upon the exercise of all outstanding options or warrants held by Investors and Stockholders).

                  1.8 Partial Exercise of Right. In the event that the Company and/or the Investors and Stockholders do not exercise the right of first refusal pursuant to this Section 1 with respect to all Selling Shareholder's Target Shares described in a particular Selling Shareholder's Disposition Notice, then such right shall not apply to any Selling Shareholder's Target Shares described in such Selling Shareholder's Disposition Notice.

                  1.9 No Other  Transfers  of  Stock.  Except  as  permitted  in
         Section 1 and 3, no Stockholder or Investor shall Transfer Stock to any Person until the earlier of the termination of this Agreement pursuant to Section 9.1 hereof or one year after the completion of a merger of the Company into, or the acquisition of the Company by, a public non-operating U.S. company (the "Public Company"). The merger of the Company into or acquisition by a Public Company is referred to herein as the "Public Merger."

         2.       Co-Sale Rights of Investors.

                  2.1 Notice of Offer. The provisions of Section 1.2 requiring a Selling Shareholder to give notice of any intended Transfer of Stock are incorporated into this Section 2. Prior to the completion by the Company of a Qualified Offering, if one or more Stockholders desire to accept a bona fide third-party offer for the Transfer of more than five percent (5%) of the aggregate number of shares of Stock held by the Stockholders (assuming the exercise of all outstanding options or warrants and the conversion of convertible securities held by the Stockholders) in one or a series of transactions, (the shares subject to such offer shall hereafter be called the "Subject Shares"), the Stockholders shall promptly deliver to Investors written notice of the intended disposition (the "5% Disposition Notice") and the basic terms and conditions thereof, including the identity of the proposed purchaser ("Purchaser"). The 5% Disposition Notice shall also identify a Stockholder who shall act as the representative of the Stockholders in connection with such intended disposition (the "Representative").


SHAREHOLDERS' AGREEMENT - Page 4

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                  2.2 Grant of  Co-Sale  Rights.  Each  Investor  shall have the right, exercisable upon written notice delivered to the Representative within 20 days after such Investor's receipt of the 5% Disposition Notice, to participate in the sale of the Subject Shares on the same terms and conditions as those set forth in the 5% Disposition Notice. If an Investor does not provide notice to the Stockholders within such 20-day period, such Investor shall be deemed to have elected not to participate in such transaction. The Investors would have the right to sell a percentage of their Stock, pro rata, based on the ratio of the number of shares each Investor proposed to sell to the total number of shares proposed to be sold. To the extent one or more of the Investors exercises such right of participation and to the extent the purchaser is unwilling to purchase all shares offered, the number of shares of the Subject Shares that the Stockholders may sell in the transaction shall be correspondingly reduced. The right of participation of the Investors shall be subject to the terms and conditions set forth in this Section 2.2.

                           (a) To the extent an Investor  elects not to sell the
                  full number of shares such Investor is entitled to sell, pursuant to this Section 2.2, the other Investors' rights to participate in the sale shall be increased pro ratably to a corresponding number of shares.

                           (b) Each  Investor  may effect  participation  in the
                  sale by delivering to the Representative for transfer to the purchaser one or more certificates, properly endorsed for transfer, which represent:

                                    (i) the  number of  shares  of Common  Stock
                           which each  Investor  elects to sell pursuant to this
                           Section 2.2; or

                                    (ii) that  number of shares of Common  Stock
                           that is at such time issuable upon exercise of any warrant or option held by such Investor into the number of shares of Common Stock that such Investor has elected to sell pursuant to this Section 2.2; provided, however, that if the purchaser objects to the delivery of a warrant in lieu of Common Stock, such Investor must exercise the warrant, as applicable, and subject to the terms of the warrant, and deliver Common Stock as provided in clause (i) above.

                  2.3 Payment of Proceeds. The stock certificates which the Investors deliver to the Representative pursuant to Section 2.2 shall be transferred by the Representative to the Purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the 5% Disposition Notice to the Investors, and the Representative shall promptly thereafter remit to each Investor that portion of the sale proceeds to which each Investor is entitled by reason of his participation in such sale, together with a new certificate for any unsold Stock.

                  2.4 Non-Exercise. The exercise or non-exercise of the rights of Investors hereunder to participate in one or more sales of Stock made by the Stockholders shall not adversely affect their rights to participate in subsequent Stock sales by the Stockholders.

         3. Exempt Transfers. Notwithstanding the foregoing, the first refusal and co-sale rights of the Investors and Stockholders shall not apply to any Transfer (i) as a result of the Public Merger of the Company or (ii) by a corporate Stockholder or Investor to a parent, wholly-owned subsidiary, or officer or director of such entity or limit the Transfer by an individual Stockholder or Investor, directly or beneficially, to a family member, or to a trust, company or partnership controlled directly or indirectly by the Stockholder or Investor or his family entity; provided that the transferee shall furnish the Stockholders, the Investors and the Company with a written agreement to be bound by and comply with all provisions of this Agreement.

SHAREHOLDERS' AGREEMENT - Page 5

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         4.       Preemptive Rights.

                  4.1 Each Stockholder and Investor shall have preemptive rights to purchase their pro rata share of any securities offered or issued by the Company from time to time until the earlier to occur of (i) the termination of this Agreement pursuant to Section 9.1 hereof or (ii) completion of the Public Merger, at which time such preemptive rights shall terminate. The issuances of employee stock options that are granted in the future or the Public Merger will not trigger this right. The determination of the number of shares to which an Investor and Stockholder are entitled to purchase in any securities offering by the Company shall be the product of (i) the fraction as determined by the amount of Stock (assuming outstanding option and warrants are exercised) owned by each such party, as the numerator, over the number of outstanding shares of Common Stock (on a fully diluted basis), as the denominator, multiplied by (ii) the number of securities offered. The Investors and Stockholders shall purchase such securities on the same terms as the offering to other investors.

                  4.2 The Company shall give written notice to the Investors and Stockholders of its intention to sell or issue any securities. The Stockholders and Investors shall have ten (10) business days to exercise in whole, not in part, their preemptive rights. If not exercised, the preemptive right shall lapse. The purchaser of Stock pursuant to this Agreement shall, upon purchasing Stock from the Company or from the Stockholders and/or the Investors, furnish to the Investors, the Stockholders and the Company with a written agreement to be bound by and comply with all provisions of this Agreement.

         5.       Legend Requirements.

                  5.1 Legend. Each certificate representing the Stock (including outstanding warrants and option and any securities issued upon exercise of such options or warrants) owned by the Stockholders and Investors shall bear the following legend:

                           "These   securities   may  not  be  sold,   assigned,
                  transferred, pledged or otherwise disposed of, except in accordance with the terms and conditions of certain agreements between the Company and its stockholders, copies of which are on file at the principal office of the Company."

                  5.2 Removal. The Section 5.1 legend shall be removed upon termination of this Agreement pursuant to Section 9.1.

         6.       Voting Agreements.

                  6.1 Election of Directors. From the date of this Agreement until the completion of the Qualified Offering, unless this Agreement is sooner terminated, Cybertec shall nominate two candidates and the Stockholders shall nominate three candidates for election to the Board of Directors of the Company which shall in no event consist of more than five members unless the written consent of Cybertec is obtained. On the Closing Date of the Purchase Agreement, the shareholders of the Company shall elect a new Board of Directors of the Company. Cybertec will nominate Komlosy and Geoffrey Dart as its nominees for election and the Stockholders will nominate T. Allen and G. Allen and Shreve as its nominees for election. The group of candidates so nominated by Cybertec and the Stockholders shall be called the "Nominated Group". Each party hereto agrees to support and vote his shares of Common Stock of the Company in favor of the election of each of the persons in the Nominated Group to the Company's Board of Directors.

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                  6.2 Election of Officers.  Each  Shareholder who is a director of the Company agrees to support and vote in favor of the election of Shreve as President and Chief Executive Officer as long as such person's position with the Company shall not be subject to termination for cause, as hereinafter defined in Section 6.3.

                  6.3 Definition of Cause. For purposes of this Section 6, "cause" shall be deemed to include (but shall not be limited to) employment in any capacity with a competitor of the Company, dishonesty with respect to the Company, substantial malfeasance or nonfeasance of duty to the Company, unauthorized disclosure of confidential information of the Company, a material breach of an obligation imposed under any provision of this Agreement, and other conduct substantially prejudicial to the business of the Company. The good faith determination of the Board of Directors as to the existence of cause shall be conclusive on the affected party.

                  6.4 Shareholder Vote. All directors of the Company shall be permitted to vote on resolutions at properly constituted meetings of the Board of Directors (which shall be defined as meetings called in accordance with the Bylaws of the Company) and which do not violate the applicable provisions of the Texas Business Corporation Act (the "TBCA"). If at a meeting of the Board of Directors a resolution is neither approved or rejected because of a tie vote (as the result of the absence of a director or otherwise), then such resolution shall be presented at a properly constituted meeting of the shareholders of the Company. Each shareholder will have one vote for each share of Common Stock owned, whether in person or by proxy.

         7.       Additional Agreements.

                  7.1 Public Merger. It is the intention of the parties hereto that the Company complete the Public Merger as soon as possible after the Closing of the transactions contemplated by the Purchase Agreement. Cybertec, with the advice and assistance of the Company, will be exclusively responsible for coordinating all activities relating to the Public Merger, including, but not limited to, locating a Public Company which Cybertec believes to be a suitable candidate for the Public Merger with the Company. The Company will pay all costs relating to the Public Merger, including payment of consideration to the control shareholders of the Public Company. Cybertec shall have the right to approve the legal counsel, accountants, investment banker/brokers and other professionals necessary for the acquisition of the Public Company and the subsequent Public Merger. Notwithstanding the foregoing, the retention by the Company of any attorneys, accountants, brokers or other professionals or the entering into of any contract by the Company for the acquisition of the Public Company or any documents necessary to consummate the Public Merger shall require the approval of the Company's Board of Directors and, if required by law, the shareholders of the Company. Cybertec will not engage in any activity on behalf of the Company relating to the acquisition of the Public Company or the Public Merger without first obtaining the approval of the Board of Directors of the Company.

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                  7.2  Personal  Guarantees  of Bank Debt.  The  parties  hereto acknowledge the existence of personal guarantees made by T. Allen, G. Allen and Shreve, shareholders and directors of the Company, for certain indebtedness owed by the Company to Bank One, N.A., Dallas, Texas under a loan agreement dated August 26, 1998 and amended and restated as of July 7, 2000 (the "Bank Debt"). The parties hereto agree that, except for the Public Merger, before the Company issues any securities to the public in a public offering or before the exercise of any outstanding warrants or options now owned or hereafter acquired by the parties hereto, or before filing a registration statement pursuant to the Investors' Rights Agreement between the parties, the personal guarantees of T. Allen, G. Allen and Shreve relating to the Bank Debt must be released or the Bank Debt paid with any proceeds from a public or other securities offering.

         8.       Confidentiality.

                  8.1 Each party hereto covenants and agrees with each of the other parties not to use or disclose to any other person any information, other than information available in the public domain, data or accounting, methodology ("Confidential Material") which the other party (the "Disclosing Party") or which may come into the possession of a party (the "Receiving Party") as a result of the cooperation between the parties contemplated in this Agreement. This covenant and agreement shall apply even if the Confidential Material is not designated as confidential or is not otherwise indicated as being of a confidential character or is disclosed verbally and not in writing or other material form. The provisions of this Section 8 shall apply to any Confidential Material relating to any proposed or consummated acquisitions by the Company. No party to this Agreement shall make any public announcement or any disclosure of the relationship with the other parties without the other parties' express written consent as to the exact form of such announcement or disclosure, unless compelled to do so by court order.

                  8.2 Each party hereto further agrees with the other parties not to use for its own business purposes any information of whatever nature disclosed to the party by other parties hereto concerning such party's business contacts, including information relating to proposed business opportunities, other than information available in the public domain. The agreements and covenants of this Section 8 shall continue for three years after the termination date of this Agreement.


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         9.       Miscellaneous Provisions.

                  9.1 Termination. The date of termination of this Agreement (the "Termination Date") shall be the earliest of any of the following events:

                           (a) The written  agreement  of all parties  hereto to
                  terminate this Agreement;

                           (b) The  dissolution,  bankruptcy  or  insolvency  of
                  Company;

                           (c) The date the Company completes a Qualified Offering or two years from the date of this Agreement, whichever first occurs; and

                           (d) As to the  preemptive  rights  as  set  forth  in
                  Section 4 herein, upon the earlier to occur of (i) the termination of this Agreement or (ii) completion of the Public Merger.

                  9.2 Filing of Agreement. A duplicate copy of this Agreement shall be filed in the minute book of the Company.

                  9.3 Notices. Unless otherwise provided, all notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) three business days after being mailed by first-class mail, postage prepaid, or (iii) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the signature page of this Agreement. Notices may also be given by facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 9.3, except that any such change of address notice shall not be effective unless and until received.

                  9.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

                  9.5 Waiver or Modification. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by the Company, the Stockholders and the Investors.

                  9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principles of conflicts of law of any jurisdiction. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court of competent jurisdiction in the State of Texas, and each party waives any objection which such party may now or hereafter have to the laying of the venue in the County of Dallas of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court.

SHAREHOLDERS' AGREEMENT - Page 9

                  9.7 Attorneys' Fees. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

                  9.8 Further Assurances. Each party agrees to act in accordance herewith and not to take any action which is designed to avoid the intention hereof.

                  9.9 Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

                  9.10 Entire Agreement. This Agreement and the other Transaction Agreements (as defined in the Purchase Agreement) including the Warrants constitute the entire agreement with respect to the subject matter hereof among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                  9.11 Definitions.

                           (a) "Common Stock" means the Company's  common stock,
                  $1.00 par value.

                           (b) "Stock" means for purposes of this  Agreement all
                  shares of capital stock of the Company owned by the Investors and Stockholders, options and warrants held by each Investor and Stockholder, any shares of capital stock of the Company which are issuable upon exercise of any options or warrants held by Investors and Stockholders and any shares of capital stock, options or warrants purchased by Investors and Stockholders from time to time from the Company or other shareholders of the Company.

                           (c) "Person" includes without  limitation any natural
                  person, joint venture, corporation, partnership, limited liability company, trust, estate, association, government or governmental entity (including, but not limited to, any subdivision, branch or agency thereof) or any other entity.

                           (d) "Qualified Offering" means the completion of a public offering of the Company's securities under the Securities Act of 1933, as amended (the "Act") which results in net proceeds to the Company of at least $10 million.

                           (e) "Transfer" means the disposing of or parting with
                  all or a portion of an interest (legal or equitable) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including, but not limited to, by sale, assignment, court order, operation of law, equitable or other distribution after divorce or separation, settlement, exchange, waiver, abandonment, gift, alienation, bequest or disposal.

SHAREHOLDERS' AGREEMENT - Page 10

         IN WITNESS WHEREOF, the parties have executed this Shareholders' Agreement on the day and year indicated above.

                                    THE COMPANY:

                                    AVATAR SYSTEMS, INC.


                                    By:        /s/ Robert C. Shreve, Jr.
                                       -----------------------------------------
                                         Robert C. Shreve, Jr., President

                                    Address:
                                            ------------------------------------

                                    --------------------------------------------
                                    Telephone No.:
                                                  ------------------------------
                                    Facsimile No.:
                                                  ------------------------------


                                    INVESTORS:

                                    CYBERTEC HOLDINGS, PLC


                                    By:        /s/ Stephen A. Komlosy
                                       -----------------------------------------
                                         Stephen A. Komlosy, Managing Director

                                    Address:
                                            ------------------------------------

                                    --------------------------------------------
                                    Telephone No.:
                                                  ------------------------------
                                    Facsimile No.:
                                                  ------------------------------


                                    MERCHANTS CAPITAL HOLDINGS, LTD.


                                    By:        /s/ Geoffrey Dart
                                       -----------------------------------------
                                          Geoffrey Dart, Managing Director

                                    Address:
                                            ------------------------------------

                                    --------------------------------------------
                                    Telephone No.:
                                                  ------------------------------
                                    Facsimile No.:
                                                  ------------------------------

SHAREHOLDERS' AGREEMENT - Page 11

                                               /s/ Stephen A. Komlosy
--------------------------------------------------------------------------------
                                    STEPHEN A. KOMLOSY

                                    Address:
                                            ------------------------------------

                                    --------------------------------------------
                                    Telephone No.:
                                                  ------------------------------
                                    Facsimile No.:
                                                  ------------------------------


                                    STOCKHOLDERS:


                                               /s/ Robert C. Shreve, Jr.
--------------------------------------------------------------------------------
                                    ROBERT C. SHREVE, JR.

                                    Address:
                                            ------------------------------------

                                    --------------------------------------------
                                    Telephone No.:
                                                  ------------------------------
                                    Facsimile No.:
                                                  ------------------------------


                                               /s/ Tim Allen
--------------------------------------------------------------------------------
                                    TIM ALLEN

                                    Address:
                                            ------------------------------------

                                    --------------------------------------------
                                    Telephone No.:
                                                  ------------------------------
                                    Facsimile No.:
                                                  ------------------------------


                                               /s/ Gregg Allen
--------------------------------------------------------------------------------
                                    GREGG ALLEN

                                    Address:
                                            ------------------------------------

                                    --------------------------------------------
                                    Telephone No.:
                                                  ------------------------------
                                    Facsimile No.:
                                                  ------------------------------


SHAREHOLDERS' AGREEMENT - Page 12